Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-34130 and No. 333-71336) of ON Semiconductor Corporation of our report dated March 15, 2004 relating to the financial statements of ON Semiconductor Corporation 2000 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona

March 15, 2004

10